SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                                  JUNE 9, 2000
                        (Date of Earliest Event Reported)


                             RESCON TECHNOLOGY CORP.
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                     000-13822             83-0210455
   (State or other Jurisdiction) (Commission File No.) (IRS Employer I.D. No.)



                         5525 SOUTH 900 EAST, SUITE 110
                           SALT LAKE CITY, UTAH 84117
                      (Principal Executive Office Address)


        Registrant's Telephone Number, Including Area Code: (801)262-8844

Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable
Item 4.   Changes in Registrant's Certifying Accountant.

     Mantyla McReynolds, Certified Public Acountants, of Salt Lake City, Utah, has been retained to audit the financials of the Registrant as of June 9, 2000. Mantyla McReynolds are preparing audited financial statements of the Registrant for the calendar years ended December 31, 1999 and 1998; The Registrant has contacted its previous auditor, Jones Jensen & Company, LLC, Certified Public Accountants, and there are no disagreements between the Registrant and the previous auditor, Jones Jensen & Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their reports.

     It is not anticipated that the reports of Mantyla McReynolds, will contain any adverse opinion or disclaimer or opinion, with the exception of a standard "going concern" qualification, if applicable.

     The registrant has provided Jones Jensen & Company with a copy of the disclosure provided under this caption of this Report, and has advised it to provide the Registrant with a letter addressed to the Securities and Exchange Commision as to whether it agrees or disagrees with the disclosure made herein. A copy of its response is attached hereto and incorporated herein by this reference. See item 7.



Item 5.   Other Events.

          None; not applicable.

Item 6.   Resignations of Directors and Executive Officers.

          None; not applicable

Item 7.   Financial Statements and Exhibits.

          Financial Statements.
          ---------------------

          None; not applicable.

          Exhibits.
          ---------

          Description of Exhibits                            Exhibit #
          -----------------------                            ---------

          Letter on change in Certifying Accountants            16


Item 8.   Change in Fiscal Year.

          None; not applicable.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RESCON TECHNOLOGY CORP.


Date: 10/23/2000                    /S/ RYAN SEARE
     ---------------                --------------------------------------
                                    RYAN SEARE, VICE PRESIDENT AND DIRECTOR